Exhibit 10.25

INDEMNIFICATION AGREEMENT

          This Agreement is made as of the 1st day of July, 2008, by and between Curtiss-Wright Corporation, a Delaware corporation (the “Corporation”), and ________________ (“Indemnitee”), a director of the Corporation.

          WHEREAS, it is essential that the Corporation to attract and retain as directors the most capable persons available; and

          WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation being asserted against directors of companies in today’s environment; and

          WHEREAS, the Corporation’s Restated Certificate of Incorporation (the “Certificate”) provides that the Corporation will indemnify its directors against such litigation, subject to certain conditions, and Indemnitee has relied on this indemnification in deciding to serve as a director of the Corporation; and

          WHEREAS, in recognition of Indemnitee’s need for reasonable protection against personal liability in order to provide a continued incentive for Indemnitee’s continued service to the Corporation in an effective manner, and Indemnitee’s reliance on the aforesaid provision of the Certificate, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of such provision or any change in the composition of the Corporation’s Board of Directors (the “Board”) or any acquisition or business combination transaction relating to the Corporation), the Corporation wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(c)) to Indemnitee as set forth in this Agreement.

          NOW THEREFORE, the Corporation and Indemnitee do hereby agree as follows:

          1. AGREEMENT TO SERVE. Indemnitee agrees to serve or continue to serve as a director of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

          2. DEFINITIONS. As used in this Agreement:

                    (a) The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

                     (b) The term “Corporate Status” shall mean the status of a person who is or was a director of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                     (c) The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with investigations, judicial or administrative proceedings or appeals, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

                    (d) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

          3. INDEMNIFICATION IN THIRD-PARTY PROCEEDINGS. The Corporation shall indemnify Indemnitee in accordance with the provisions of the Paragraph 3 if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

          4. INDEMNIFICATION IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests or the Corporation, except that no indemnification shall be made under this Paragraph 4 in respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the Court of Chancery shall deem proper.

          5. EXCEPTIONS TO RIGHT OF INDEMNIFICATION. Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraph 10, the Corporation shall not indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify Indemnitee to the extent Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

          6. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to Indemnitee’s right to be indemnified, Indemnitee agrees to notify the Corporation in writing as soon as reasonably practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that the failure to give such notice shall not relieve the Corporation of its obligations to Indemnitee under this Agreement, except to the extent, if any, that the Corporation is actually prejudiced by the failure to give such notice. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Paragraph 6. Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the

Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

          7. ADVANCEMENT OF EXPENSES. Any Expenses incurred by Indemnitee in connection with any such Proceeding to which Indemnitee was or is a witness or a party or is threatened to be a party by reason of his Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such Expenses incurred by the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement; and further provided that no such advancement of Expenses shall be made if it is determined that (i) Indemnitee did not act in good faith and in a manner Indemnitee reasonably believes to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. If, pursuant to the terms of this Agreement, Indemnitee is not entitled to be indemnified with respect to such Proceeding, then such Expenses shall be paid within 30 days after the receipt by Indemnitee of the written request by the Corporation for the Indemnitee to make payments to the Corporation.

          8. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification pursuant to Paragraphs 3 or 4 of this Agreement, Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to request the Corporation determines within such 30-day period that such Indemnitee did not meet the applicable standard of conduct set forth in Paragraphs 3 or 4, as the case may be. Such determination, and any determination pursuant to Section 7 that advanced Expenses must be repaid to the Corporation, shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“Disinterested Directors”), whether or not a quorum, (b) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, whether or not a quorum, (c) if there are no Disinterested Directors, or if Disinterested Directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Corporation ) in a written opinion or (d) by the stockholders.

          9. REMEDIES. The right to indemnification and immediate advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Paragraph 9 that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (of the type described in the definition of “Expenses” in Paragraph 2 (c)) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding also shall be indemnified by the Corporation.

          10. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

          11. SUBROGATION. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

          12. TERM OF AGREEMENT. This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director of the Corporation or, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (b) the expiration of all applicable statute of limitations periods for any claim which may be brought against Indemnitee in a Proceeding as a result of his Corporate Status; or (c) the final termination of all Proceedings pending on the date set forth in clauses (a) or (b) in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Paragraph 9 of this Agreement relating thereto.

          13. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certification of Incorporation, the By-Laws, any agreement, any vote of stockholders or disinterested directors, the General Corporation law of the State of Delaware, any other law (common or statutory) or otherwise, both as to action in Indemnitee’s official corporate capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or Indemnitee in any such capacity, or arising out of Indemnitee’s status as such, whether or not Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, including as provided in Section 5 hereof.

          14. NO SPECIAL RIGHTS. Nothing herein shall confer upon Indemnitee any right to continue to serve as a director of the Corporation for any period of time or, except as expressly provided herein, at any particular rate of compensation.

          15. SAVINGS CLAUSE. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

          16. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement maybe executed in two counterparts, both of which together shall constitute the original instrument. This Agreement may be executed by facsimile signatures.

          17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

          18. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          19. MODIFICATION AND WAIVER. This Agreement amends and restates in its entirety the Original Agreement. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

          20. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a) if to the Indemnitee, to:

Name of Indemnitee
Address of Indemnitee

(b) if to the Corporation, to:

Curtiss-Wright Corporation
4 Becker Farm Road
Roseland, New Jersey 07068
Attn: General Counsel

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

          21. APPLICABLE LAW. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware.

          22. ENFORCEMENT. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to continue to serve as a director of the Corporation and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.